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                                                                     EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.



                              September  2, 1999

HotJobs.com, Ltd.
24 West 40th Street, 14th Floor
New York, NY  10018

        Re: HotJobs.com, Ltd. (the "Company") Registration Statement for
          Offering of an Aggregate of 9,064,200 Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to HotJobs.com, Ltd., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) an initial reserve of 4,500,000 shares of the Company's common stock (the "Shares") for issuance under the Company's 1999 Stock Option/Stock Issuance Plan (the "Option Plan"), (ii) an initial reserve of 250,000 shares of the Shares for issuance under the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"), and (iii) an initial reserve of 4,314,200 shares of the Shares for issuance under the Company's Stock Award Plan (the "Award Plan"), (collectively, the "Plans").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plans and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Option Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares issuable under such plans.

                                            Very truly yours,


                                            /s/ Brobeck, Phleger & Harrison LLP

                                            BROBECK, PHLEGER & HARRISON LLP